1 Operating Performance Improvement Plan Carmike Cinemas November 12, 2007 Exhibit 99.1

Disclosure Regarding Forward
Looking Statements
This presentation contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions.
Examples of forward-looking statements in this presentation include the potential sale-leaseback transactions, the potential disposition of assets, the estimated value of our real estate, the amount of proceeds from these transactions, our ticket and concession price increases, our cost control measures, our strategies and operating goals, and our capital expenditure and theater expansion/closing plans. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement.
Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to:
• the inability to consummate the transactions described in this presentation on terms favorable to us;
• the inability to satisfy any conditions to closing or to complete any related financing in connection with the transactions described in this presentation;
• our ability to comply with covenants contained in our senior secured credit agreement;
• our ability to operate at expected levels of cash flow;
• the availability of suitable motion pictures for exhibition in our markets;
• competition in our markets;
• competition with other forms of entertainment;
• identified material weaknesses in internal control over financial reporting;
• the effect of our leverage on our financial condition; and
• other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2006 and our
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 under the caption “Risk
Factors.”
We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of these in light of new information or future events.

Strategic Plan to Rebuild
Shareholder Value
• Improve our attendance per screen metrics
• Implementation of an aggressive pricing policy
• Maintain our focus on managing costs
• Close or sell underperforming theaters
• Monetize our assets via sale-leaseback transactions
• Minimize expansion capital via build to suits

Attendance
• Impact of discount theaters
• Contribute $1 million of cash flow annually
• Close upon lease terminations
• Sensitive to pricing
• Difficult comparison to prior year quarter
• Small town footprint

Pricing Initiative
• Initiating a Company-wide price increase in
conjunction with the release of Beowulf on
November 16
th
•
Estimating $0.25 to $0.50 per ticket increase
• Estimating a 5% increase in concession prices
• Average ticket prices have increased over 8%
year to date over the prior year period

Maintaining Cost Focus
• Continue operational cost control
• Aligned quarterly incentive program
• Broadened middle management participation in
the incentive program
• Customized administrative performance plan

7 Close or Sell Underperforming Theaters • Surplus land and closed theaters • Higher and better use properties • Underperforming theaters • Leased portfolio

8 Surplus Land and Closed Theaters • We have sold over $8 million of properties in 2007 • We have 12 remaining properties for sale valued at approximately $7 million

9 Higher and Better Use Properties • Theaters have escalating real estate values • Seven properties identified • Could generate up to approximately $12 million of proceeds

10 Underperforming Theaters • Seven properties identified • Could generate up to approximately $7 million of proceeds

Leased Portfolio
• Ongoing comprehensive review of our portfolio
of leased properties
• Certain leases could have more value to the
landlord
• Evaluating underperforming leased theaters
• Underperformance covers rent on property
• Evaluating certain leases to determine if negotiations
with landlord for early termination is desirable

Sale-Leaseback
• Own approximately 1/3 of our properties
• Currently Company estimates total real estate portfolio to have a fair market value of $150 to $175 million
• Evaluating monetization of assets via sale-leaseback
transactions and sale of certain assets
• Could generate significant cash proceeds to pay down
debt
• Credit facility allows for potential sale-leaseback
transactions up to $175 million

Capital Program
• Estimating $25 million of total capital expenditures in 2007
• Digital installation near completion
• Shifting our expansion plans to “build to suit”
• Substantially higher return on capital
• Planning on completing four “build to suit” developments in 2008
• Partnering with REITs and other developers

14 Conclusion • Revenue improvement • Aggressive admission policy • Maintain cost controls • Incentive based control plan • Debt reduction • Monetizing assets • Sale-leaseback • Sale of properties